Exhibit 99.1

EMPLOYMENT AGREEMENT

          This Employment Agreement (this “Agreement”) is entered into by and between Knova Software, Inc., a Delaware corporation (“Knova” or the “Company”) and Scott Schwartzman (the “Executive”), effective as of April 18, 2005 (the “Effective Date”).

          1. Duties and Scope of Employment.

               (a) Position. For the term of his employment under this Agreement, the Company agrees to employ Executive in the position of Chief Operating Officer and interim Chief Financial Officer, reporting to the Chief Executive Officer.

               (b) Obligations to the Company. During the term of his employment, Executive shall devote his full business efforts and time to the Company; provided, however, that nothing herein shall prohibit Executive from rendering commercial, charitable or professional services of any nature to any person or organization whether or not for compensation, to the extent such services do not materially impact the ability of Executive to fulfill his obligations to the Company. Executive shall be permitted to serve as a member of the board of directors of the companies listed on Exhibit A attached hereto, which list may be supplemented with additional board memberships at the Executive’s request and the prior written consent of the Company’s Board of Directors (the “Board of Directors”). Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during the term of his employment.

               (c) No Conflicting Obligations. Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. Executive represents and warrants to the Company that he has returned, to his knowledge, all property and confidential information belonging to any prior employers.

               (d) Effective Date. Executive shall commence full-time Employment under the terms of this Agreement on the Effective Date.

          2. Cash and Incentive Compensation.

               (a) Salary. The Company shall pay Executive as compensation for his services a base salary at a gross monthly rate of $16,250 (an annualized base salary of $195,000.00), payable in accordance with the Company’s standard payroll schedule. The Compensation Committee of the Board of Directors shall review Executive’s Base Compensation on at least an annual basis. The compensation specified in this Section 2(a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”

               (b) Annual Bonus. For each fiscal year during his employment, Executive shall have the opportunity to earn an annual performance bonus based on reasonable criteria set forth in an incentive bonus plan established by the Compensation Committee of the Board of Directors and the Chief Executive Officer of the Company (“CEO”) after consultation with Executive (the “Annual Bonus”). Upon full attainment of the performance criteria established by the Compensation Committee, the Annual Bonus will be equal to $75,000, but for less than full achievement of such performance criteria, the Annual Bonus shall be a lesser amount in accordance with a specific formula determined by the CEO after consultation with Executive. Except as otherwise provided in this Agreement, Executive’s receipt of the Annual Bonus shall be contingent upon Executive’s continued employment through the end of the bonus period with respect to which it is payable; provided, Executive shall have the right to any pro rata portion of the Annual Bonus in the event his employment terminates prior to the end of such bonus period. The Annual Bonus shall be determined in good faith by the Company as soon as practicable after the end of each bonus period with respect to which it is payable. The determinations of the Company with respect to the Annual Bonus shall be final and binding on Executive. The Company’s incentive bonus plan will be reviewed periodically by the CEO and Compensation Committee of the Board of Directors.

          3. Executive Benefits. During the term of his employment, Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

          4. Paid Time Off. During the term of his employment, Executive shall be eligible for four (4) weeks of paid time off per year in accordance with the Company’s standard policy, as it may be amended from time to time.

          5. Equity.

               (a) Grant of Stock Options. Subject to the approval of the Company’s Compensation Committee and, if required, Board of Directors, Executive shall be granted a stock option to purchase an additional 50,000 shares of common stock of ServiceWare, subject to adjustment for stock dividends, stock splits, recapitalizations and the like. Such option shall be granted as soon as reasonably practicable after the Effective Date of this Agreement. The per share exercise price of the option will be equal to the closing price of the Company’s stock on the date of grant. The term of such option shall be ten (10) years, subject to earlier expiration in the event of the termination of Executive’s service with the Company. Executive shall vest in the option shares over a 24-month period (1/24th per month) with the first installment vesting on the second year anniversary of the Effective Date of this Agreement.

               (b) Exercise of Options. The stock options granted pursuant to Section 5(a) above shall be subject to the Company’s standard form of stock option agreements, copies of which must be executed by Executive as a condition of the grant and exercise.

          6. Expenses. During the term of his employment, Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

          7. Term of Employment.

               (a) Basic Rule. Executive’s employment with the Company shall be “at will,” and either Executive or the Company may terminate Executive’s employment at any time, for any reason, with or without Cause. Any contrary representations, which may have been made to Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s employment, which may only be changed in an express written agreement signed by Executive and a duly authorized member of the Board of Directors. Executive’s employment shall terminate automatically in the event of his death or permanent disability.

               (b) Rights Upon Termination. Except as expressly provided in Sections 7 and 8, upon the termination of Executive’s employment, Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3, 4 and 6 for the period preceding the effective date of the termination. The payments in full under this Agreement shall discharge all responsibilities of the Company to Executive.

               (c) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of Executive’s obligations under Section 10, which shall survive the termination of this Agreement.

          8. Termination Benefits. If Executive’s employment with the Company is terminated at any time by the Company without Cause or by Executive for Good Reason, then Executive shall be entitled to receive the following severance and other benefits:

               (a) Severance.

                    (i) The Company shall pay Executive a lump sum equal to 9 months of his Base Compensation.

                    (ii) In the event that Executive’s employment is terminated within six months following a Change in Control, as defined below, 100% of the Annual Bonus Amount shall immediately vest and shall be payable as follows: (y) 50% will be paid on or within 10 days of the closing of the transaction triggering the Change in Control; and (z) the remaining 50% will be paid on the earliest of (I) the six (6) month anniversary of the transaction triggering the Change in Control, and (II) January 15 of the year following the year in which the transaction triggering the Change in Control occurred.

                    (iii) In the event of termination by the Company without Cause or termination by Executive for Good Reason and if the provisions of subparagraph (ii) immediately above do not apply, Executive shall be entitled to receive within fifteen (15) days after the termination, payment of a prorata portion of the Annual Bonus Amount for the calendar year of termination.

               (b) Health Benefits. In the event Executive elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his employment, then the Company shall pay Executive’s monthly premium under COBRA for 9 months.

               (c) Option Acceleration. The Company shall immediately vest the Executive in the unvested portion of any stock option and/or any restrictions pertaining to restricted shares of the Company’s capital stock he has been previously granted to the same extent as if he had remained employed by the Company for the twelve-month period following the termination of his employment. Executive shall also have 12 months following the date of his termination to exercise any and all stock options held by him.

               (d) Definitions.

                    (i) Cause. For all purposes under this Agreement, “Cause” shall mean:

                              (a) Any material breach of this Agreement or the Employee Proprietary Information Agreement between Executive and the Company;

                              (b) Commission of any act of fraud with respect to the Company or any of its affiliates causing material harm to the business, assets or reputation of the Company or any of its affiliates;

                              (c) Conviction (including plea of no contest) of a felony or crime involving moral turpitude;

                              (d) Executive’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any of its affiliates which use causes material harm to the Company or any of its affiliates; or

                              (e) Material misappropriation of the assets of the Company.

                    (ii) Change of Control. For all purposes under this Agreement, “Change of Control” shall mean:

                              (a) The closing of a consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger;

                              (b) The approval by the Company shareholders of a plan of complete liquidation of the Company; or

                              (c) A sale of all or substantially all of the assets of the Company.

                    (iii) Good Reason. For all purposes under this Agreement, “Good Reason” shall mean any of the following are undertaken without Executive’s prior written consent:

                              (a) Any material change or diminution in Executive’s duties or responsibilities, except with respect to all duties or responsibilities pertaining to his current position as interim CFO, which duties and responsibilities will terminate at such time as deemed appropriate by the CEO in his sole discretion without the necessity of obtaining Executive’s consent and, therefore, it is hereby agreed by Executive that any such termination shall not be deemed “Good Reason”;

                              (b) Any material decrease in Executive’s compensation package or benefits; or

                              (c) The death or permanent disability of Executive.

               (e) Release. In partial consideration of Executive’s receipt of any benefits under this Section 8, Executive shall execute a Release (the “Release”), in a form mutually acceptable to both the Company and the Executive, which shall among other terms and conditions include a release of Executive’s rights and claims in existence at the time of such execution of the Release and shall exclude any continuing obligations the Company may have to Executive following his termination of employment under this Agreement, any stock option agreement or any other agreement providing for obligations to survive his termination of employment.

          9. Limitation on Payments.

               (a) Limitation. In the event that the accelerated vesting, severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s accelerated vesting, severance and other benefits under this Agreement shall be either (x) delivered in full or, (y) delivered in a manner that would result in no portion of such benefits being subject to the Excise Tax (with cash payments being reduced before stock option compensation), whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

               (b) Determination by Accountants. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9, including whether and to what extent the payments to Executive shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm used by the Company immediately prior to the Change of Control or, if such firm declines to serve, such other nationally recognized certified public accounting firm as may be designated by Executive (the “Accountants”). Such determination shall be made as soon as practicable following the Change of Control. The Accountants shall provide detailed supporting calculations both to the Company and Executive at such time as is requested by the Company. For purpose of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 9. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations by this Section 9.

          10. Non-Disclosure; Restrictive Covenants.

               (a) As a condition of employment, Executive has entered into a Proprietary Information Agreement with the Company, which is incorporated herein by reference (the “Proprietary Information Agreement”).

               (b) Because the Executive acknowledges and agrees that, in conjunction with his employment with the Company, he will have access to confidential and trade secret information of the Company, the following restrictive covenant is necessary to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, during the time period that begins on the Effective Date and ends twelve (12) months from the date of termination of Executive’s employment (the “Restricted Period”), the Executive shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, consultant, advisor, investor or principal of any corporation or other business entity:

                    (i) engage, in any state or territory of the United States of America where the Company is actively doing business (determined as of the Effective Date), in direct or indirect competition with the business conducted by the Company; specifically, eServices or knowledge management; or

                    (ii) request or otherwise attempt to induce or influence, directly or indirectly, any customer or supplier, or prospective customer or supplier, of the Company, or other persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company; or

                    (iii) hire or solicit for employment or other business relationship, or induce or actively attempt to influence, any employee, officer , director or other business associate of the Company to terminate his or her employment or discontinue such person’s consultant, contractor or other business association with the Company.

               (c) Nothing in this section, whether express or implied, shall prevent the Executive from being a holder or not more than one percent (1%) of the total outstanding stock of either a publicly held company under Section 12 of the Securities Exchange Act of 1934, as amended, or any privately held company.

               (d) If the Executive violates any of the restrictions contained in this section, the Restricted Period shall be increased by the period of time from the commencement of any such violation until the time such violation shall be cured by the Executive to the satisfaction of the Company, and the Company may withhold any and all payments otherwise due and owing to the Executive under this Agreement, if any, other than Base Salary.

               (e) The Executive acknowledges that, due to the nature of the Company’s business, the scope of the provisions set forth in Section 10(b) are reasonable and necessary for the protection of the business and goodwill of the Company. The Executive agrees that any breach of Section 10 will cause the Company substantial harm and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek a temporary restraining order, preliminary injunctive relief and permanent injunctive relief. In the event that either the geographical area or the Restricted Period set forth in Section 10(b) of this Agreement is deemed by any court of competent jurisdiction to be unreasonably restrictive, the Executive and the Company agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

          11. Successors.

               (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.

               (b) Executive’s Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          12. Miscellaneous Provisions.

               (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. This Agreement supercedes any prior offer letters, employment agreements or the like previously entered into between the Executive and the

Company. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement, the Proprietary Information Agreement, and any stock option agreement and Company stock plan between Executive and the Company contain the entire understanding of the parties with respect to the subject matter hereof.

               (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

               (e) Choice of Law and Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether in the State of New Jersey or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New Jersey. The parties hereby consent to the exclusive jurisdiction of the state and federal courts located within the State of New Jersey for the resolution of all disputes arising under this Agreement or otherwise related to the employment of the Executive with the Company.

               (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g) No Assignment. This Agreement and all rights and obligations of Executive hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

               (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE

Scott Schwartzman

KNOVA SOFTWARE, INC.

By:

Bruce Armstrong, CEO

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

EXHIBIT A

CURRENT BOARD MEMBERSHIPS

None.